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Exhibit 1.1

EDGE PETROLEUM CORPORATION
(a Delaware corporation)

Underwriting Agreement
December 16, 2004

3,500,000 Shares of Common Stock
(par value $0.01 per share)

Johnson Rice & Company L.L.C.
Raymond James & Associates, Inc.
c/o Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113

Ladies and Gentlemen:

        Edge Petroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with Johnson Rice & Company L.L.C. ("Johnson Rice") and Raymond James & Associates, Inc. (collectively, the "Underwriters," or, each, an "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriters of an aggregate of 3,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Firm Shares"). In addition, the Company grants to the several Underwriters an option to purchase up to an aggregate of 525,000 additional shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Shares"). The Firm Shares to be purchased by the Underwriters, together with the Option Shares, if purchased, are hereinafter collectively called the "Securities." The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-115692) covering the registration of the Securities under the Securities Act of 1933, as amended ("1933 Act"), including a related prospectus, and the registration statement has been declared effective by the Commission. The registration statement as amended at the time it became effective, or if a post-effective amendment has been filed with respect thereto as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "Registration Statement;" the prospectus as supplemented by the prospectus supplement relating to the sale of the Securities by the Underwriters in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any definition herein), and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

SECTION 1
REPRESENTATIONS AND WARRANTIES

        (a)   Representations and Warranties by the Company. The Company represents and warrants to the several Underwriters as of the date hereof, and as of the First Delivery Date and Second Delivery Date (if applicable) referred to in Section 2 hereof, as appropriate, and agrees with the several Underwriters, as follows:

          (1)   Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3. At the time of the initial filing of the Registration Statement and at the time of the filing of any post-effective amendment thereto, the Company met the requirements of Form S-3 pursuant to the standards for that form prior to October 21, 1992. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times that the Registration Statement and any post-effective amendments thereto became effective and at the First Delivery Date and the Second Delivery Date (if applicable) the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the First Delivery Date and the Second Delivery Date (if applicable) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing through the Underwriters by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus. Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2)   Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (3)   Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated, and the consolidated statements of operations, stockholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except to the extent disclosed therein. Other than the historical financial statements included or incorporated by reference in the Registration Statement and Prospectus, no other historical financial statements (and no financial statement schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that are required to be disclosed under the 1934 Act and the 1934 Act Regulations that are not so disclosed.

          (4)   No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or in documents incorporated therein by reference, there has been no material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          (5)   Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (6)   Good Standing of Subsidiaries. Each subsidiary of the Company is identified in Exhibit B to this Agreement (each a "Subsidiary" and collectively the "Subsidiaries"). Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable; except as otherwise disclosed in the Registration Statement, all such shares are wholly owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

          (7)   Capitalization. The authorized capital stock of the Company is, and the issued and outstanding capital stock of the Company as of December 15, 2004 is as set forth in Schedule B annexed hereto, which has been prepared from the books and records of the Company. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement or in the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

          (8)   Other Securities. Except as disclosed in the Registration Statement or the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          (9)   Authorization of Agreement and Binding Effect. This Agreement has been duly authorized by all necessary corporate action, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditor's rights generally, and by general principles of equity and public policy regardless of whether enforcement is sought in a proceeding at law or in equity.

          (10) Reserve Report Data. The oil and gas reserve estimates of the Company and its Subsidiaries contained in the Registration Statement and the Prospectus have been prepared by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved. Other than production of the reserves in the ordinary course of business and intervening product price fluctuations or as described in the Registration Statement and Prospectus, the Company is not aware of any facts or circumstances that, taken together, would result in a net material adverse effect in the reserves or the present value of future net cash flows therefrom as described in the Registration Statement or Prospectus.

          (11) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be as of the First Delivery Date and the Second Delivery Date (if applicable) validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; the issuance of the Securities is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has authorized and available a sufficient number of shares of Common Stock for issuance of the Securities pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Common Stock.

          (12) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other written evidence of indebtedness for borrowed money or in any agreement, indenture, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively "Agreements and Instruments") except for defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and (except as contemplated by the Registration Statement or Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments, or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiary (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect).

          (13) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or to the knowledge of the Company is imminent, and the executive officers of the Company are not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries' principal operators, contractors, suppliers or customers that could reasonably be expected to have a Material Adverse Effect. No executive officer of the Company is aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company.

          (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, or to the knowledge of the Company threatened or contemplated, against or affecting the Company or any Subsidiary that (a) is required to be disclosed in the Registration Statement and not disclosed, (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (c) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

          (15) Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein that have not been so described or filed as required.

          (16) NASDAQ National Market Listing. The Common Stock is listed on the NASDAQ National Market ("NASDAQ"). Notification will be made to list the Securities on the NASDAQ, and as of the First Delivery Date, the Company shall have timely filed all notices and documents necessary for the Securities to be listed on NASDAQ, subject to official notice of issuance, the Securities shall have been approved for listing on the NASDAQ. The Company is in compliance, in all material respects, with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules.

          (17) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as may be required by NASDAQ and under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws.

          (18) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not singly or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

          (19) Properties. Except as otherwise set forth in the Registration Statement or the Prospectus or such as in the aggregate does not now have a Material Adverse Effect, and except for the usual and customary liens in favor of the operator under applicable operating agreements, mechanic and materialsmen liens that are not delinquent or are being disputed in good faith and of the various taxing authorities for ad valorem property taxes that are not yet due, or if due, are not delinquent the Company and its Subsidiaries have title to the properties described in the Prospectus as being owned by them as follows: (a) with respect to producing properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), such title is good and defensible and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (b) with respect to its non-producing leasehold properties (including undeveloped locations on leases held by production and those leases not held by production and including exploration prospects described in the Prospectus as being owned by them), such title was investigated in accordance with customary industry procedures prior to the Company's acquisition thereof; (c) with respect to its real property other than oil and gas interests described in the Prospectus as being owned by them, such title is good and defensible and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to its personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions.

          (20) Insurance. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the conduct of their respective businesses and as are customary for the businesses in which they are engaged; all such policies of insurance insuring the Company are in full force and effect and, except as described in the Registration Statement or Prospectus neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except as would not have a Material Adverse Effect.

          (21) Taxes. Except as disclosed in the Registration Statement, the Company and each of the Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.

          (22) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds there-from as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (23) Environmental Laws. The Company and its Subsidiaries are (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for (x) any actual or alleged violation of Environmental Laws, or (y) investigation or any other action (including, but not limited to, remediation) in response to, or personal injury (including death) or property damage in connection with, any actual or alleged disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such notice has been resolved or is no longer outstanding or except where the actual or potential liability is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended. The Company and its Subsidiaries have not entered into any agreement, and are not subject to any order, pursuant to which they currently have any ongoing obligations to investigate or take any other action (including, but not limited to, remediation) in response to any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

          (24) Registration Rights. There are no registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

          (25) Patents, Trademarks, etc. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company to conduct its business as described in the Registration Statement and Prospectus, and the Company has not received notice of infringement of or conflict with, and knows of no such infringement of or conflict with, asserted rights of others with respect to any Intangibles that could reasonably be expected to have a Material Adverse Effect.

          (26) Internal Accounting. Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company, the Subsidiaries, or any employee or agent thereof, has made any payment of funds of the Company or the Subsidiaries, or received or retained any funds, and no funds of the Company or the Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (27) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and the Company's directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

          (28) Brokers. Except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (29) Sarbanes-Oxley Act of 2002. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect.

          (30) Certain Payments. Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (B) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official.

          (31) ERISA. The Neither the Company, nor its Subsidiaries nor any entity that is a member of their controlled group within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations with respect thereto ("ERISA") (collectively "ERISA Affiliate") has within the past six years maintained, sponsored or contributed to or maintains, sponsors or contributes to or has or could have any obligation or liability with respect to any "pension plan" (as defined in Section 3(2) of ERISA which is subject to Section 302 of ERISA, Section 412 of the Code or Title IV or ERISA. Neither the Company, nor its Subsidiaries, nor any ERISA Affiliate has within the past six years, has or could have any liability with respect to any multiemployer plan (as defined in Section 3(37) of ERISA). The trust forming part of each pension plan which has been established or maintained by the Company and/or one or more of its Subsidiaries, which is intended to be qualified under Section 401 of the Code, is so qualified and, to the knowledge of the Company and its Subsidiaries, no event or fact exists which would adversely affect such qualification. Neither the Company, nor any of the Subsidiaries, nor any ERISA Affiliate maintains, is required to contribute to or has any liability with respect to a "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)). Each pension plan and welfare plan and each other employee benefit plan or program established or maintained by the Company and/or one or more of its Subsidiaries is in compliance with the currently applicable provisions of ERISA, the Code and other applicable law, except where the failure to comply would not have a Material Adverse Effect.

          (32) Corporate Records. The minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books contain minutes (or written consents) of all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies and interest holders, as applicable) of the Company and each of its Subsidiaries since the time of its respective organization through the date of the latest meeting and action, which are complete and fair in all material respects.

          (33) Description of Capital Stock. The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the capital stock of the Company, including the Common Stock. The references and descriptions of laws and agreements under the captions "Risk Factors" and "Prospectus Supplement Summary" fairly present the information required to be shown in all material respects.

          (34) Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might be reasonable be expected to cause or result in, under the 1933 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in any case, in violation of Regulation M (as hereinafter defined).

        (b)   Officers' Certificates. Any certificate signed by any officer of the Company or any Subsidiary that is delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty solely by the Company to the Underwriters as to the matters covered thereby.

SECTION 2
SALE AND DELIVERY TO UNDERWRITERS; CLOSING

        (a)   Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $13.66 per share, the number of Firm Shares set forth opposite the name of each such Underwriter under the caption "Number of Firm Shares to be Purchased" in Schedule A hereto. In addition, the Company grants to each Underwriter an option to purchase, severally and not jointly, the number of Option Shares, at the same price per share, specified in the notice by Johnson Rice described below. Such option is hereby granted for the purpose of covering over-allotments in the sale of Firm Shares, and will expire if not exercised within thirty (30) calendar days after the date of this Agreement. The option granted hereby may be exercised in whole or in part (but not more than once) by Johnson Rice, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares. The notice of exercise shall set forth the number of Option Shares as to which each Underwriter is exercising the option, and the time and date of payment therefor and of issuance and delivery thereof. Such time and date of payment, issuance and delivery (the "Second Delivery Date") shall be determined by Johnson Rice but shall not be earlier than two full business days after the exercise of such option, nor in any event prior to the First Delivery Date (as defined in Section 2(b)). In the event Johnson Rice exercises the option granted hereby for the full number of Option Shares, the Company shall sell to each Underwriter the number of Option Shares set forth opposite the names of each such Underwriter under the caption "Number of Option Shares Purchasable" in Schedule A hereto. In the event that Johnson Rice exercises such option for less than the full number of Option Shares, the number of Option Shares to be purchased by each Underwriter shall be, as nearly as practicable, in the respective proportions that the maximum number of Firm Shares to be purchased by each of them bears to the aggregate maximum number of Firm Shares to be purchased hereunder.

        (b)   Payment. Payment of the purchase price for, and the delivery of, the Firm Shares shall be made at the offices of Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 a.m. (Central time) on December 21, 2004, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "First Delivery Date"). In the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and the delivery of, the Option Shares shall be made at the offices of Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana in the manner set forth above, or at such other place as the Underwriters and the Company shall determine, on the Second Delivery Date as specified in the notice from Johnson Rice to the Company. On the First Delivery Date or Second Delivery Date, as the case may be, the Company shall deliver or cause to be delivered the Firm Shares or the Option Shares, as the case may be, through the facilities of the Depository Trust Company ("DTC") to the Underwriters, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of immediately available funds to such account(s) as the Company may designate in writing to the Underwriters.

SECTION 3
COVENANTS OF THE COMPANY

        The Company covenants with the several Underwriters as follows:

        (a)   Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters promptly, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)   Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and the Company will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

        (c)   Delivery of Registration Statements. The Company has furnished or, upon request, will deliver to the Underwriters and counsel for the Underwriters, without charge, signed (if available) or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed (if available) or conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

        (d)   Delivery of Prospectus. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

        (e)   Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f)    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may reasonably designate and to maintain such qualifications in effect for a period of not more than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement (or such shorter time as is required for distribution).

        (g)   Rule 158. The Company will, as soon as practicable after the effective date of the Registration Statement (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), make generally available to the Company's security holders and deliver to the Underwriters an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

        (h)   Use of Proceeds. The Company will use, in all material respects, the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (i)    Restriction on Sale of Securities. During a period of ninety (90) days from the date of the Prospectus (the "Restricted Period"), the Company will not, without the prior written consent of Johnson Rice, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance of any securities or options to purchase Common Stock by the Company under the current employee benefit plans of the Company (C) the issuance by the Company of securities in exchange for or upon conversion of outstanding securities of the Company that are described in the Registration Statement or the Prospectus in accordance with their terms, or (D) the issuance of securities in connection with acquisitions and private placements by the Company, provided, however, that the recipients of such securities agree in writing to be bound by the restrictions contained in this paragraph with respect to such securities. Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the Restricted Period the Company issues an earnings release or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release; provided however, that this sentence will not apply if, as of the expiration of the Restricted Period, the Company's shares of Common Stock are "actively traded securities," as defined in Regulation M under the 1934 Act ("Regulation M").

        (j)    Compliance with Regulation M. The Company will not, and will use its best efforts to cause its affiliated purchasers (as defined in Regulation M) not to, in violation of Regulation M, prior to completion of the distribution contemplated by this Agreement (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Common Stock, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Common Stock, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

SECTION 4
PAYMENT OF EXPENSES

        (a)   Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the issuance and delivery of the Securities to the Underwriters, for the respective accounts of the several Underwriters, including any stock or other transfer taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, for the respective accounts of the several Underwriters (iii) the preparation and delivery to the Underwriters of copies of any preliminary prospectus, the Prospectus and any amendments or supplements thereto, (iv) the preparation and delivery to the Underwriters of this Agreement and of copies of any Blue Sky Survey and any supplement thereto, including fees and disbursements of counsel for the Underwriters in connection therewith, (v) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ, (viii) the fees and expenses of the Company's accountants and (ix) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement. Except as provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters, any transfer taxes on the sale of Securities by them, and any expenses of advertising the offering of the Securities incurred by the Underwriters.

        (b)   Termination of Agreement. If this Agreement is terminated by Johnson Rice in accordance with the provisions of Section 5(r) or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless such termination was pursuant to the condition set forth in Section 5(r) and the failure to satisfy the applicable condition was solely attributable to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 5
CONDITIONS OF UNDERWRITERS' OBLIGATIONS

        The respective obligations of the several Underwriters hereunder are subject to the following conditions:

        (a)   Effectiveness of Registration Statement; Filing of Prospectus Supplement. The Registration Statement has become effective and at the First Delivery Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof.

        (b)   Opinion of Baker Botts L.L.P. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received the favorable opinion, dated as of such delivery date, of Baker Botts L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept. In giving the opinions described in Exhibit A, such counsel may (a) state that their opinion is limited to matters governed by the federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware, (b) state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials and other sources believed by them to be responsible, (c) state that they have relied on oral advice of the Commission that the Commission has declared the Registration Statement effective under the Act and that no stop order is in effect, (d) assume that the signatures on all documents examined by them are genuine, all documents submitted to them are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals, (e) state that their letter is furnished as counsel for the Company to the Underwriters and is solely for the benefit of the several Underwriters, and (f) state that in the foregoing opinions, phrases such as "to the knowledge of such counsel," known to such counsel" and those with equivalent wording refer to the conscious awareness of information by the lawyers of such firm who have prepared such opinion, signed such opinion or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of this Agreement.

        (c)   Opinion of Robert C. Thomas. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received the favorable opinion, dated as of such delivery date, of Robert C. Thomas, Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto with such qualifications and explanatory notes thereto as counsel for the Underwriters may reasonably accept. In giving the opinions described in Exhibit C, such counsel may (a) state that his opinion is limited to matters governed by the Federal laws of the United States and the laws of the State of Texas, (b) state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and its Subsidiaries and certifications of public officials and other sources believed by him to be responsible, (c) assume that the signatures on all documents examined by him are genuine, all documents submitted to him are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals, (d) state that his letter is furnished as counsel for the Company to the Underwriters and is solely for the benefit of the several Underwriters, and (f) state that in the foregoing opinions, phrases such as "to the knowledge of such counsel," known to such counsel" and those with equivalent wording refer to his conscious awareness of information.

        (d)   Officers' Certificate. At the First Delivery Date and, if applicable, the Second Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, except as contemplated by the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries taken as a whole, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such delivery date, to the effect that such officers have carefully examined the Registration Statement, the Prospectus, and any supplements to the Prospectus and this Agreement and that: (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such delivery date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such delivery date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose, to such officer's knowledge, have been instituted or are pending or are contemplated by the Commission.

        (e)   BDO Seidman Comfort Letter. On or prior to the date of this Agreement, the Underwriters shall have received from BDO Seidman, L.L.P. ("BDO Seidman") a letter dated such date, in form and substance satisfactory to the Underwriters addressed to the Underwriters and to the Board of Directors of the Company, stating the conclusions and findings of such firm with respect to the audited and pro forma financial statements and certain financial information of the Company included in the Registration Statement or Prospectus, or incorporated therein by reference, and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        (f)    Grant Thornton Comfort Letter. On or prior to the date of this Agreement, the Underwriters shall have received from Grant Thornton LLP ("Grant Thornton") a letter dated such date, in form and substance satisfactory to the Underwriters addressed to the Underwriters and to the Board of Directors of the Company, stating the conclusions and findings of such firm with respect to the audited financial statements and certain financial information relating to the assets of Contango Oil & Gas Company being purchased by the Company (the "Contango Assets") included in the Registration Statement or Prospectus, or incorporated therein by reference, and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        (g)   Ryder Scott Comfort Letter. On or prior to the date of this Agreement, the Underwriters shall have received from Ryder Scott Company Petroleum Engineers ("Ryder Scott") a letter dated such date, in form and substance satisfactory to the Underwriters stating the conclusions and findings of such firm with respect to the oil and gas reserves of the Company addressed to the Underwriters and the Board of Directors of the Company.

        (h)   Von Gonten Comfort Letter. On or prior to the date of this Agreement, the Underwriters shall have received from William Von Gonten and Associates ("Von Gonten") a letter dated such date, in form and substance satisfactory to the Underwriters stating the conclusions and findings of such firm with respect to the oil and gas reserves associated with the Contango Assets addressed to the Underwriters and the Board of Directors of the Company.

        (i)    BDO Seidman Bring-Down Comfort Letter. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received from BDO Seidman a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

        (j)    Grant Thornton Bring-Down Comfort Letter. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received from Grant Thornton a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

        (k)   Ryder-Scott Bring-Down Comfort Letter. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received from Ryder Scott a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

        (l)    Von Gonten Bring-Down Comfort Letter. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received from Von Gonten a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

        (m)  Approval of Listing. At the First Delivery Date, the Company shall have filed all applications and other documents necessary for the Securities to be listed on NASDAQ, subject to official notice of issuance.

        (n)   Lock-up Agreements. On or prior to the date of this Agreement, each director and executive officer of the Company, shall have executed and delivered to the Underwriters a lock-up agreement in substantially the same form set forth as Exhibit D hereto; such agreement shall not have been amended or revoked; and such agreement shall be in full force and effect.

        (o)   Opinion of Counsel of Porter & Hedges, L.L.P. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received the favorable opinion, dated as of such delivery date, of Porter & Hedges, L.L.P., counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

        (p)   Secretary's Certificate. At the First Delivery Date and, if applicable, the Second Delivery Date, the Company shall deliver a secretary's certificate, which certificate shall have all corporate and charter documents of the Company attached thereto and attesting to: (i) the Restated Certificate of Incorporation of the Company; (ii) the Bylaws of the Company; and (iii) all corporate resolutions adopted by the Company in connection with the transactions contemplated by this Agreement.

        (q)   Additional Documents. At the First Delivery Date and, if applicable, the Second Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

        (r)   Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Johnson Rice by notice to the Company at any time at or prior to the First Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 9 and 11 through 14 shall survive any such termination and remain in full force and effect.

SECTION 6
INDEMNIFICATION

        (a)   Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, subject to Section 6(c) below, as follows: (i) against any and all loss, liability, claim, damage and reasonably incurred expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and reasonably incurred expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that subject to Section 6(c) below any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever (including the reasonable fees and expenses of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and, subject to Section 6(c) below the Company shall reimburse such Underwriter and each controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter and each controlling person in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage, or action under (i), (ii) or (iii) above as such expenses are incurred; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement shall not apply to any loss, liability, claim, damage, or expense that results from the failure or alleged failure by such Underwriter to deliver a prospectus as required by the 1933 Act, or to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, liability, claim, damage, or action resulted directly from the gross negligence or willful misconduct of such Underwriter.

        (b)   Indemnification of Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the third and ninth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

        (c)   Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Johnson Rice, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless the indemnifying party is also a party in such action and such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. An indemnifying party shall not be liable for settlement, compromise or consent to the entry of any judgment effected without its written consent which shall not be unreasonably withheld.

SECTION 7
CONTRIBUTION

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as provided for by Section 6), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission, subject to the limitations provided for in Section 6. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Each party who make seek contribution under this Section 7 shall give written notice as promptly as reasonably practicable to each contributing party of any action commenced against it in respect of which contribution may be sought hereunder, but failure to so notify a contributing party shall not relieve such contributing party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this contribution agreement. A contributing party shall not be required to contribute with respect to a settlement, compromise or consent to the entry of any judgment effected without its written consent which shall not be unreasonably withheld.

SECTION 8
DEFAULT OF UNDERWRITERS

        If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First Delivery Date or Second Delivery Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the First Delivery Date or Second Delivery Date (if applicable), the Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the First Delivery Date or Second Delivery Date (if applicable), the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the First Delivery Date or Second Delivery Date (if applicable). If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the First Delivery Date or Second Delivery Date (if applicable) and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4 (provided that if such default occurs with respect to Option Shares after the First Delivery Date, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). As used in this Agreement, the term

"Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 9
REPRESENTATIONS, WARRANTIES AND
AGREEMENTS TO SURVIVE DELIVERY

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 10
TERMINATION OF AGREEMENT

        (a)   Termination; General. In addition to its rights to terminate this Agreement under Section 5(r) hereof, Johnson Rice may terminate this Agreement, by notice to the Company, at any time at or prior to the First Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus except as disclosed in the Prospectus, any material adverse change or any development involving a prospective material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if there has occurred, since the date of execution of this Agreement any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities, since the time of execution of this Agreement or escalation thereof or acts of terrorism or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

        (b)   Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

SECTION 11
NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, attention of Corporate Finance Department, and notices to the Company shall be directed to it at 1301 Travis, Suite 2000, Houston, Texas 77002, attention of Chief Financial Officer. Notices given by telex or telephone shall be confirmed in writing.

SECTION 12
PARTIES

        This Agreement shall each inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the several Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the several Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13
GOVERNING LAW AND TIME

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD OR DAYLIGHT TIME, AS APPROPRIATE.

SECTION 14
EFFECT OF HEADINGS

        The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the several Underwriters and the Company in accordance with its terms.

[Signature page follows]

Very truly yours,
EDGE PETROLEUM CORPORATION
By:	/s/ MICHAEL G. LONG
Name:	Michael G. Long
Title:	Senior Vice President, Chief Financial Officer and Treasurer
CONFIRMED AND ACCEPTED, as of the date first above written:
JOHNSON RICE & COMPANY L.L.C. RAYMOND JAMES & ASSOCIATES, INC.
Acting on behalf of the Underwriters
By:	JOHNSON RICE & COMPANY L.L.C.
By:	/s/ JOSHUA C. CUMMINGS
Name:	Joshua C. Cummings
Title:	Partner

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Option Shares Purchasable
Johnson Rice & Company L.L.C.	1,925,000	288,750
Raymond James & Associates, Inc.	1,575,000	236,250
Total	3,500,000	525,000

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SCHEDULE B

CAPITALIZATION OF THE COMPANY

        The total number of shares of all classes of capital stock that the Company has the authority to issue is 30,000,000 shares, consisting of (a) 25,000,000 shares of common stock, par value $.01 per share, and (b) 5,000,000 shares of preferred stock, par value $.01 per share. As of December 15, 2004, the Company had outstanding: (i) 13,031,401 shares of common stock; and (ii) 0 shares of preferred stock.

B-1

EXHIBIT A

FORM OF OPINION OF COUNSEL
(BAKER BOTTS L.L.P.)

        (1)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (2)   The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas.

        (3)   The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform all of its obligations under the Underwriting Agreement.

        (4)   The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization." The Common Stock conforms in all material respects to the descriptions thereof included in or incorporated by reference into the Registration Statement.

        (5)   The Securities to be issued and sold to the Underwriters by the Company under the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters, against payment therefore in accordance with the terms thereof, will be validly issued, fully paid and nonassessable. There are no preemptive or other similar rights to subscribe for or to purchase the Securities pursuant to the Company's charter or bylaws or, to the knowledge of such counsel, any agreement or other instrument to which the Company is a party or by which it is bound.

        (6)   The Company has filed all applications and other documents necessary for the Securities to be listed on NASDAQ, subject to official notice of issuance on NASDAQ and the certificates evidencing the Securities conform to the requirements of the applicable corporate laws of the State of Delaware.

        (7)   The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        (8)   The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement and compliance by the Company with its obligations thereunder (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, in any case that was an exhibit to the Registration Statement, the Company's Annual Report on Form 10-K for the ended December 31, 2003 or any of the Company's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, (b) will not result in any violation by the Company or any of its Subsidiaries of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or, to our knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree, of any government, government instrumentality or court of the United States or the State of Texas having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (provided that we express no opinion in this paragraph 8 with respect to the matters set forth in the penultimate paragraph of this opinion letter); except, in the case of either (a) or (b), as would not reasonably be expected to have a Material Adverse Effect.

        (9)   No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or state court or governmental authority or agency of the United States or the State of Texas is legally required by the Company for the execution and delivery of the Underwriting Agreement or in connection with the offering or sale of the Securities under the Underwriting Agreement, other than those that have been obtained (including those under the 1933 Act and the 1933 Act Regulations), or as may be required under the state securities or blue sky laws or by the NASDAQ Marketplace Rules in connection with the purchase and distribution of the Securities.

        (10) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

        (11) The Registration Statement and the Prospectus, including the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including the documents incorporated by reference therein, in each case as of their respective effective issue or filing dates (other than (i) the financial statements and notes thereto and auditor's report thereon and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, (iii) the other accounting, financial, statistical or reserve engineering data contained there in or omitted therefrom or (iv) the exhibits thereto, as to which we express no opinion) appeared on their faces to have complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, and the rules and regulations thereunder, as applicable.

        (12) To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto, to the extent required, are fair in all material respects.

        (13) To our knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement that has not been waived.

        (14) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters, representatives of the independent registered certificate public accounting firm of the Company and representatives of the Company's independent petroleum reserve engineers, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for and have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of the officers and other representatives of the Company and representatives of the Underwriters), no facts have come to our attention that would lead us to believe that the Registration Statement (except for financial statements and notes thereto and auditor's report thereon and schedules included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, (iii) the other accounting, financial, statistical or reserve engineering data contained there in or omitted therefrom or (iv) the exhibits thereto, as to which we make no statement), at the time the Registration Statement became effective or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented (except for financial statements and notes thereto and auditor's report thereon and schedules and other financial data included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other accounting, financial, statistical or reserve engineering data contained there in or omitted therefrom, as to which we make no statement), at the time the Prospectus was filed with the Commission, or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Such opinion shall be limited to the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware.

EXHIBIT B

EDGE PETROLEUM CORPORATION
AND ITS
SUBSIDIARIES

	Domestic Jurisdiction	Foreign Jurisdiction
Edge Petroleum Corporation	Delaware	Texas
Edge Petroleum Operating Company, Inc.	Delaware	Alabama Louisiana Michigan Mississippi New Mexico Texas
Edge Petroleum Exploration Company	Delaware	Alabama Louisiana Mississippi Montana New Mexico Texas
Miller Exploration Company	Delaware	Alabama Louisiana Michigan Mississippi Montana Texas
Miller Oil Corporation	Michigan	Louisiana Mississippi Montana Texas

B-1

EXHIBIT C

FORM OF OPINION OF COUNSEL
(ROBERT C. THOMAS.)

        (1)   Each Subsidiary identified on Exhibit B to the Underwriting Agreement as being incorporated in the State of Delaware has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or Prospectus and is in good standing in each jurisdiction set forth by their respective names on Exhibit B to the Underwriting Agreement. Except as otherwise stated in the Registration Statement or the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable, is owned by the Company, directly or through another Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

        (2)   Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws except Miller Oil Corporation, as to which I express no opinion, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of their properties or assets is subject of which I have knowledge or (iii) to my knowledge is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, singularly or in the aggregate, would not have a Material Adverse Effect.

        (3)   The Company and its Subsidiaries possess all licenses, certificates, authorizations, franchises and other governmental authorizations and permits issued by the appropriate federal, or state regulatory authorities necessary to the ownership of their property and to conduct their businesses as described in the Registration Statement and Prospectus, subject to such qualifications as may be set forth in the Prospectus, except for such licenses, certificates, authorizations or permits the failure of which to maintain would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the best of such counsel's knowledge, the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, regulations, orders and decrees governing their business, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.

        (4)   To my knowledge and except as disclosed in the Registration Statement or Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries is subject, before or by any court or governmental agency or body, federal or state, that might reasonably be expected to result in a Material Adverse Effect or might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.

        (5)   All descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present the information required to be shown in all material respects.

        I have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters, representatives of the independent

C-1

registered certificate public accounting firm of the Company and representatives of the Company's independent petroleum reserve engineers, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although I am not passing upon and do not assume any responsibility for and have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of the officers and other representatives of the Company and representatives of the Underwriters), no facts have come to my attention that would lead me to believe that the Registration Statement (except for financial statements and notes thereto and auditor's report thereon and schedules included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, (iii) the other accounting, financial, statistical or reserve engineering data contained there in or omitted therefrom or (iv) the exhibits thereto, as to which we make no statement), at the time the Registration Statement became effective or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented (except for financial statements and notes thereto and auditor's report thereon and schedules and other financial data included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other accounting, financial, statistical or reserve engineering data contained there in or omitted therefrom, as to which I make no statement), at the time the Prospectus was filed with the Commission, or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Such opinion shall be limited to the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware.

C-2

EXHIBIT D

EDGE PETROLEUM CORPORATION
(a Delaware corporation)

December            , 2004

Johnson Rice & Company L.L.C.
Raymond James & Associates, Inc.
c/o Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113

Gentlemen:

        The undersigned understands that Edge Petroleum Corporation, Inc. (the "Company"), a Delaware corporation, has filed with the Securities and Exchange Commission (the "Commission") (i) a Registration Statement on Form S-3 (Registration No. 333-115692) relating to the registration under the U.S. Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder, of securities of the Company, including shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) a prospectus dated December 8, 2004 to be supplemented by the Company's final prospectus supplement relating to the offering (the "Offering") of 3,500,000 shares of Common Stock (the "Shares"). The registration statement at the time it became effective, or if a post-effective amendment has been filed with respect thereto as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "Registration Statement;" the prospectus as supplemented by the prospectus supplement relating to the sale of the Shares in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus."

        In order to induce Johnson Rice & Company L.L.C. ("Johnson Rice") and Raymond James & Associates, Inc. (together with Johnson Rice, the "Underwriters"), to enter in to a certain underwriting agreement (the "Underwriting Agreement") with the Company, with respect to the Offering, the undersigned hereby agrees that for a period of 90 days following the date of the Prospectus (the "Restricted Period"), the undersigned will not, without the prior written consent of Johnson Rice, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) transfers of shares of Common Stock or securities convertible into Common Stock as a gift of gifts or as intra-family transfers or transfers to trusts or family limited partnerships for estate planning purposes, (B) transfers of Common Stock or any security convertible into Common Stock by will or intestacy; (C) bona fide pledges of Common Stock existing on the date of this letter or (D) subsequent pledges of Common Stock if the pledgee of such Common Stock agrees in writing to be bound by the restrictions hereof. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the Restricted Period the Company issues an earnings release or (ii) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the

D-1

earnings release; provided however, that this sentence will not apply if, as of the expiration of the Restricted Period, the Company's shares of Common Stock are "actively traded securities," as defined in Regulation M of the Securities Exchange Act of 1934, as amended.

        It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from all obligations under this letter.

                      Sincerely,

D-2

QuickLinks

  Exhibit 1.1
SECTION 1 REPRESENTATIONS AND WARRANTIES
SECTION 2 SALE AND DELIVERY TO UNDERWRITERS; CLOSING
SECTION 3 COVENANTS OF THE COMPANY
SECTION 4 PAYMENT OF EXPENSES
SECTION 5 CONDITIONS OF UNDERWRITERS' OBLIGATIONS
SECTION 6 INDEMNIFICATION
SECTION 7 CONTRIBUTION
SECTION 8 DEFAULT OF UNDERWRITERS
SECTION 9 REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY
SECTION 10 TERMINATION OF AGREEMENT
SECTION 11 NOTICES
SECTION 12 PARTIES
SECTION 13 GOVERNING LAW AND TIME
SECTION 14 EFFECT OF HEADINGS
  SCHEDULE A
  SCHEDULE B
CAPITALIZATION OF THE COMPANY
  EXHIBIT A
FORM OF OPINION OF COUNSEL (BAKER BOTTS L.L.P.)
  EXHIBIT B
EDGE PETROLEUM CORPORATION AND ITS SUBSIDIARIES
  EXHIBIT C
FORM OF OPINION OF COUNSEL (ROBERT C. THOMAS.)
  EXHIBIT D